UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015 (October 28, 2015)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19681	36-2419677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On October 28, 2015, John B. Sanfilippo & Son, Inc. (the “Registrant”) held its 2015 annual meeting of stockholders (the “Annual Meeting”).

(b)	The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows (with Common Stock and Class A Common Stock stockholders voting separately):

Nominee	For	Withhold	Broker Non-Votes
(Common Stock Directors and Voting Results)

Governor Jim Edgar	6,017,217	252,477	1,226,391
Daniel M. Wright	6,041,242	228,452	1,226,391
Ellen C. Taaffe	6,037,697	231,997	1,226,391

(Class A Common Stock Directors and Voting Results)

James J. Sanfilippo	2,597,426	0	0
Jasper B. Sanfilippo, Jr.	2,597,426	0	0
Jeffrey T. Sanfilippo	2,597,426	0	0
Mathias A. Valentine	2,597,426	0	0
Michael J. Valentine	2,597,426	0	0
Timothy R. Donovan	2,597,426	0	0

(ii) The Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the 2016 fiscal year was ratified by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
PricewaterhouseCoopers LLP	33,439,386	21,846	9,113	0

(iii) The advisory vote on executive compensation was approved by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
Advisory vote on executive compensation	32,131,840	93,921	18,192	1,226,392

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC. (Registrant)

Date: October 29, 2015	By:	/s/ Michael J. Valentine
	Name:	Michael J. Valentine Chief Financial Officer, Group President and Secretary